As filed with the Securities and Exchange Commission on March 15, 2006.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ULTRA PETROLEUM CORP.
(Exact Name of Registrant as Specified in Its Charter)

Yukon Territory, Canada	N/A
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

363 N. Sam Houston Pkwy. E., Suite 1200
Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)
Ultra Petroleum Corp. 2005 Stock Incentive Plan
(Full Title of the Plan)
Michael D. Watford
Chairman, President and Chief Executive Officer
363 N. Sam Houston Pkwy. E., Suite 1200
Houston, Texas 77060
(Name and address of Agent for Service)
(281) 876-0120
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:

George G. Young III	Marshall D. Smith
Haynes and Boone, LLP	Chief Financial Officer
1221 McKinney St., Suite 2100	Ultra Petroleum Corp.
Houston, Texas 77010	363 N. Sam Houston Pkwy. E. , Suite 1200
(713) 547-2081	Houston, Texas 77060 (281) 876-0120
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price	Registration Fee
Common Stock, no par value (3)	5,000,000	$51.78	$258,900,000	$27,702.30

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the Ultra Petroleum Corp. 2005 Stock Incentive Plan described herein.

(2)	Computed pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the American Stock Exchange on March 8, 2006 ($51.78).

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the Ultra Petroleum Corp. 2005 Stock Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
     *The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Ultra Petroleum Corp. 2005 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by us with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(b)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the document referred to in (a) above (to the extent these items were “filed” with the SEC and not “furnished”).

(c)	The description of our common stock set forth in our Registration Statement on Form S-3 filed with the Commission pursuant to Section 12 of the Exchange Act, on May 31, 2002, including any future amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     The Yukon Business Corporation Act (the “Business Corporations Act”), Section 126, enables a corporation to indemnify a director or officer or a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and personal representatives (collectively, a “Person”), against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment reasonably incurred by him in any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if:
(a)	he acted honestly and in good faith with a view to the best interests of the corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
     Furthermore, the Business Corporation Act provides that a Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate if the Person seeking indemnification:
(a)	fulfills the conditions set forth in subparagraphs (a) and (b) above;

(b)	was substantially successful on the merits in his defense of the action or proceeding; and

(c)	is fairly and reasonably entitled to indemnity.
     The Business Corporations Act also provides that a corporation may purchase and maintain insurance for the benefit of a Person against liability incurred by him:
(a)	in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)	in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.
     Our Bylaws provide for indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Business Corporations Act. Our Bylaws also provide that subject to the limitations contained in the Business Corporations Act, we may purchase and maintain insurance for the benefit of our directors and officers as our Board of Directors may from time to time determine. We have purchased liability insurance for our directors and officers which insures, among other things:
(a)	our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as directors, officers or controlling persons; and

(b)	us, to the extent we have indemnified the directors and officers for such loss.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Description
4.1	Specimen of Common Share Certificate, no par value, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2001)

4.2	Certificate of Continuance and Articles of Continuance of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2001)

4.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2001)

5.1	Opinion of Lackowicz, Shier & Hoffman, counsel to the Registrant (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Lackowicz, Shier & Hoffman, counsel to the Registrant (included in Exhibit 5.1)

23.3	Consent of Netherland, Sewell & Associates, Inc. (filed herewith)

23.4	Consent of Ryder Scott Company, L.P. (filed herewith)

24.1	Powers of Attorney (included on signature page to this Registration Statement).

99.1	Ultra Petroleum Corp. 2005 Stock Incentive Plan (filed herewith)
Item 9. Undertakings.
(a)	We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 15, 2006.

By:	/s/ Michael D. Watford

Michael D. Watford,
Chairman, President and
Chief Executive Officer
     Each of the undersigned constitutes and appoints Michael D. Watford and Marshall D. Smith, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael D. Watford	Chairman, President and Chief Executive	March 15, 2006
Michael D. Watford	Officer (Principal Executive Officer)

/s/ Marshall D. Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2006
Marshall D. Smith

/s/ W. Charles Helton	Director	March 15, 2006
W. Charles Helton

/s/ James E. Nielson	Director	March 15, 2006
James E. Nielson

/s/ Robert E. Rigney	Director	March 15, 2006
Robert E. Rigney

/s/ James C. Roe	Director	March 15, 2006
James C. Roe

AUTHORIZED U.S. REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Ultra Petroleum Corp. in the United States, in the City of Houston, Texas, on this 15th day of March, 2006.
ULTRA RESOURCES INC., a Wyoming corporation
(Authorized U.S. Representative)

By:	/s/ Name: Michael D. Watford

Name: Michael D. Watford
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Specimen of Common Share Certificate, no par value, of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2001)

4.2	Certificate of Continuance and Articles of Continuance of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2001)

4.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2001)

5.1	Opinion of Lackowicz, Shier & Hoffman, counsel to the Registrant (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Lackowicz, Shier & Hoffman, counsel to the Registrant (included in Exhibit 5.1)

23.3	Consent of Netherland, Sewell & Associates, Inc. (filed herewith)

23.4	Consent of Ryder Scott Company L.P. (filed herewith)

24.1	Powers of Attorney (included on signature page to this Registration Statement).

99.1	Ultra Petroleum Corp. 2005 Stock Incentive Plan (filed herewith)